earnings presentation • First Quarter 2026 Exhibit 99.2

forward looking statements disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade and tariff policies, and any slowdown in global economic growth; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

forward looking statements disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2025, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

1Q 2026 results

142nd Consecutive Quarter of Profitability

Profitability	• Net income – $74.4 million or $0.71 per diluted share. Adjusted[1] net income – $80.5 million or $0.77 per diluted share • Return on average assets – 1.34%. Adjusted [1] return on average assets – 1.45% • Return on average shareholders' equity – 10.24%. Adjusted[1] return on average shareholders' equity – 11.07% • Return on average tangible common equity – 17.78%. Adjusted[1] return on average tangible common equity – 19.22%
Income Statement	• Net interest income – $189.6 million • Net interest margin of 3.97% on a GAAP basis; 3.99% on a fully tax equivalent basis[1] • Noninterest income – $81.9 million; $75.6 million as adjusted[1] • Noninterest expense – $169.4 million; $154.8 million as adjusted[1] • Efficiency ratio – 62.4%. Adjusted[1] efficiency ratio – 58.4% • Effective tax rate of 20.4%. Adjusted[1] effective tax rate of 21.0%
Balance Sheet	• EOP assets increased $1.6 billion compared to the linked quarter to $22.8 billion; $1.4 billion from BankFinancial • EOP loans increased $70.8 million compared to the linked quarter to $13.5 billion; $227.7 million from BankFinancial • Average deposits increased $1.7 billion compared to the linked quarter to $17.6 billion • EOP investment securities increased $972.2 million compared to the linked quarter
Asset Quality	• Provision expense – $8.5 million • Net charge-offs – $11.6 million. NCOs / Avg. Loans – 0.35% annualized • Classified Assets / Total Assets – 1.02% • NPA / Total Assets – 0.44% • ACL / Total Loans – 1.36%; $2.8 million total reserve build due to BankFinancial
Capital	• Total capital ratio – 15.71% • Tier 1 common equity ratio – 12.23% • Tangible common equity ratio – 7.88%. Adjusted[1] tangible common equity ratio – 8.89% • Tangible book value per share – $16.15 • Board of Directors authorized 5 million share repurchase plan

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.

FIRST first financial bancorp

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EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

1Q 2026 highlights

- Strong adjusted[1] quarterly earnings driven by robust net interest margin
  - Adjusted[1] earnings per share – $0.77
  - Adjusted[1] return on assets – 1.45%
  - Adjusted[1] pre-tax, pre-provision return on assets – 1.99%
  - Adjusted[1] return on average tangible common equity – 19.22%
- Modest loan growth during the quarter
  - EOP loan balances increased $71 million compared to the linked quarter
  - Growth included $228 million from the BankFinancial acquisition, offset primarily by $152 million decline in ICRE balances
  - Originations increased approximately 45% compared to the first quarter of 2025, and by over 25% excluding acquisitions
  - Loan pipelines have increased significantly since January
- Total average deposit balances increased $1.7 billion
  - Includes $1.2 billion impact from the BankFinancial acquisition and full quarter impact from Westfield
  - Seasonal decline in public funds
  - Average noninterest bearing deposits were 20% of average total deposits
- Net interest margin (FTE)[1] of 3.99% increased 1 bp from linked quarter
  - 13 bp decrease in cost of funds
    - 3 bp decline from BankFinancial acquisition
  - 12 bp decrease in asset yields

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

FIRST
first financial bancorp
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EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

1Q 2026 highlights

- Noninterest income of $81.9 million; $75.6 million as adjusted[1]; significantly outpacing expectations
  - Adjustments include $1.3 million loss on securities, $8.9 million gain on bargain purchase related to the BankFinancial acquisition, and $1.4 million loss on the surrender of a bank owned life insurance policy
  - Record wealth management income of $10.5 million; 12.9% increase from linked quarter
  - Double digit percentage growth in client derivative fees and leasing business income
  - Foreign exchange income of $16.3 million
  - 24% increase in adjusted[1] fee income compared to 1Q25

- Adjusted[1] noninterest expense of $154.8 million; 9.1% increase from fourth quarter; outperformed expectations
  - Adjustments[1] include $14.3 million of acquisition related expenses, $0.7 million of tax credit write-downs, and $0.4 million of efficiency and other noninterest expenses
  - Increase driven by the BankFinancial and Westfield acquisitions
  - Efficiency ratio of 62.4%; 58.4% as adjusted[1]

- Credit quality in line with expectations
  - Total ACL of $206.7 million; provision expense of $8.5 million
    - Loans and leases - ACL of $183.7 million; $2.8 million related to BankFinancial
      - 1.36% of total loans
    - Unfunded Commitments - ACL of $23.0 million; $0.3 million related to BankFinancial
  - $11.6 million in net charge-offs; 0.35% of loans on an annualized basis
  - Nonperforming assets decreased slightly to 0.44% of total assets; Classified assets declined to 1.02% of total assets

- Capital ratios remain strong
  - Total capital ratio of 15.71%; 25 bp increase from linked quarter
  - Tier 1 common equity of 12.23%; 91 bp increase from linked quarter
  - Tangible book value of $16.15; increased $0.41, or 2.6% from linked quarter
  - Tangible common equity increased slightly to 7.88%; 8.89%[1] excluding ($217.4) million of AOCI
  - Board of Directors authorized 5,000,000 share repurchase plan

FIRST
first financial bancorp

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

6

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

acquisition update 7 Westfield Bank BankFinancial • Successful conversion in March • Stable loan and deposit balances • Successful retention of client- facing teams • On track to achieve financial targets, cost savings and EPS contribution • Full impact from cost savings expected at the beginning of 3Q26 • Opened Wadsworth, OH branch in February • Closed on January 1st • Conversion scheduled for June • Sold $427 million of multi-family loans • $8.9 million bargain purchase gain recorded • Full impact from cost savings expected at the beginning of 4Q26 adjusted net income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	1Q 2026			4Q 2025		
	As Reported	Adjusted [1]		As Reported	Adjusted [1]	
Net interest income	$ 189,610	$ 189,610		$ 173,995	$ 173,995	
Provision for credit losses-loans and leases	$ 6,030	$ 6,030		$ 9,688	$ 9,688	
Provision for credit losses-unfunded commitments	$ 2,510	$ 2,510		$ 412	$ 412	
Noninterest income	$ 81,906	$ 81,906		$ 64,767	$ 64,767	
less: gains (losses) on security transactions	-	(1,260)	A	-	(12,576)	A
less: gain on bargain purchase	-	8,892	A	-	-	A
less: other	-	(1,371)	A	-	-	A
Total noninterest income	$ 81,906	$ 75,645		$ 64,767	$ 77,343	
Noninterest expense	$ 169,408	$ 169,408		$ 149,531	$ 149,531	
less: tax credit investment writedown	-	669	A	-	800	A
less: merger-related expenses	-	14,257	A	-	5,658	A
less: other	-	(357)	A	-	1,177	A
Total noninterest expense	$ 169,408	$ 154,839		$ 149,531	$ 141,896	
Income before income taxes	$ 93,568	$ 101,876		$ 79,131	$ 99,342	
Income tax expense	$ 19,123	$ 19,123		$ 16,738	$ 16,738	
plus: after-tax impact of tax credit investment @ 21%	-	528		-	632	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	1,745		-	4,244	
Total income tax expense	$ 19,123	$ 21,396		$ 16,738	$ 21,614	
Net income	$ 74,445	$ 80,480		$ 62,393	$ 77,728	
Net earnings per share - diluted	$ 0.71	$ 0.77		$ 0.64	$ 0.80	
Pre-tax, pre-provision return on average assets	1.84%	1.99%		1.75%	2.14%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

FIRST
first financial bancorp
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EQUAL OPPORTUNITY LENDER FDIC

profitability 9 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted1 Pre-tax, Pre-Provision Earnings $0.71$0.64 $0.75$0.73 $0.54 $0.77 $0.80 $0.76 $0.74 $0.63 1Q264Q253Q252Q251Q25 Diluted EPS Adjusted EPS 1 1.34%1.22% 1.54%1.52% 1.13% 1.45%1.52%1.55%1.54% 1.33% 1Q264Q253Q252Q251Q25 ROA Adjusted ROA1 17.78%16.27% 19.11%19.61% 15.16% 19.22%20.27%19.29%19.76% 17.80% 1Q264Q253Q252Q251Q25 ROATCE Adjusted ROATCE 1 $110.4$109.4$100.7$98.5 $83.7 1.99% 2.14%2.15%2.14% 1.85% 1Q264Q253Q252Q251Q25 Pre-tax, pre-provision earnings Pre-tax, pre-provision ROA1 1 net interest income & margin 10 1Q26 NIM (FTE) Progression Net Interest Income All dollars shown in millions 1 1 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. 1 3.82%3.81%3.89%3.95% 3.80% 0.07%0.12% 0.13%0.10% 0.08% 0.10%0.05% 3.99%3.98%4.02%4.05% 3.88% 1Q264Q253Q252Q251Q25 Basic Margin (FTE) Loan Fees Loan Accretion $181.4 $166.6 $155.4$154.3$146.2 $3.2 $5.2 $5.1$4.0 $3.1 $4.9 $2.2 $189.6 $174.0 $160.5$158.3 $149.3 1Q264Q253Q252Q251Q25 Basic NII Loan Fees Loan Accretion 4Q25 3.98% Asset yields/mix -0.17% Loan accretion 0.05% Funding costs/mix 0.13% 1Q26 3.99% Net Interest Margin (FTE)

average balance sheet 11 Average Securities All dollars shown in millions 1 Includes loans fees and loan accretion 1 $4,769$3,989$3,552$3,479$3,412 4.42% 4.31%4.31% 4.44%4.35% 1Q264Q253Q252Q251Q25 Investment Securities Investment Securities Yield $14,028$12,812$11,806$11,793$11,725 6.50% 6.68% 6.88%6.85%6.82% 1Q264Q253Q252Q251Q25 Loans Loan Yield $17,646$15,959$14,512$14,355$14,241 1.83% 1.96% 2.13%2.11% 2.24% 1Q264Q253Q252Q251Q25 Deposits Cost of Deposits 1 Average Loans Average Deposits

12 Borrowing Capacity • Interest-bearing deposits with other banks of $1.0 billion • Investment securities portfolio: • 99.0% of investment portfolio classified as available-for-sale • $840.3 million of expected cash flow from securities portfolio in next 12 months • $520.5 million of floating rate securities with minimal losses • Portfolio duration of 4.3 years at March 31, 2026 borrowing capacity & cash/investment liquidity Cash/Investment Liquidity All dollars shown in thousands FHLB borrowing availability 1,431,938$ Fed Discount Window availability 839,235 Brokered CDs/Deposit placement services 3,117,338 Fed funds 1,013,000 Total as of March 31, 2026 6,401,511$

loan portfolio 13 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) All dollars shown in millions Total growth/(decline): $70.8 million ICRE $3,752 28% Commercial & Small Business Banking $4,009 30% Oak Street $1,185 9% Summit $1,084 8% Agile $298 2% Consumer $1,239 9% Mortgage $1,928 14% Total $13.5 billion -$151.9 -$4.4 -$15.8 $45.1 $11.9 -$14.5 -$27.3 $227.7 ICRE Commercial & Small Business Banking Oak Street Summit Agile Consumer Mortgage BankFinancial

loan concentrations 14 C&I and Owner Occupied CRE Loans by Sector1 Investor CRE Loans by Property Type All dollars shown in millions 1 Excludes Agile Premium Finance NAICS Sector 3/31/26 % of Total Loans Finance and Insurance $1,518.0 11.2% Manufacturing 672.6 5.0% Construction 510.1 3.8% Real Estate and Rental and Leasing 413.5 3.1% Health Care and Social Assistance 331.2 2.5% Professional, Scientific, and Technical Services 320.0 2.4% Retail Trade 285.2 2.1% Accommodation and Food Services 280.8 2.1% Wholesale Trade 255.2 1.9% Transportation and Warehousing 172.7 1.3% Agriculture, Forestry, Fishing and Hunting 168.3 1.2% Other Services (except Public Administration) 139.8 1.0% Administrative and Support and Waste Manageme 133.1 1.0% Arts, Entertainment, and Recreation 82.6 0.6% Management of Companies and Enterprises 71.6 0.5% Public Administration 65.9 0.5% Information 62.9 0.5% Utilities 57.4 0.4% Educational Services 46.0 0.3% Mining, Quarrying, and Oil and Gas Extraction 14.5 0.1% Other 1.9 0.0% Grand Total $5,603.3 41.5% Property Type 3/31/26 % of Total Loans Residential Multi Family 5+ $1,160.4 8.6% Retail Property 833.2 6.2% Industrial 417.8 3.1% Office 400.2 3.0% Hospital/Nursing Home 315.3 2.3% Land 190.0 1.4% Other 123.3 0.9% Residential 1-4 Family 111.7 0.8% Hotel 110.0 0.8% Other Real Estate 49.1 0.4% Industrial 41.1 0.3% Grand Total $3,752.3 27.8% • CRE balances approximately 180% of risk- based capital area of focus – NDFI exposure 15 All dollars shown in millions NDFI Private Credit Exposure • Direct Exposure • $123.9 million outstanding • Primarily subscription lines to well- established funds that are either an institutional investor or publicly traded • $185.0 million committed • Loans to NDFI totaled $423.6 million, or 3.1% of the total loan portfolio • All NDFI loans pass rated at 3/31 • Average loan size is $8.1 million; median size is $6.8 million • Exposure primarily contained to Mortgage Credit Intermediaries (primarily REITs) • 65% of total NFDI loans deposits 16 Deposit Product Mix (Avg) 1Q26 Average Deposit Progression1 1 Includes full quarter impact from Westfield All dollars shown in millions Total growth/(decline)1: $1.7 billion Noninterest- bearing $3,612 21% Interest-bearing demand $2,319 13% Savings $1,182 7% Money Market $4,539 26% Retail CDs $2,511 14% Brokered Deposits $1,464 8% Public Funds $2,019 11% Total $17.6 billion $96.8 $70.0 $16.9 $277.5 $87.3 $19.0 -$104.9 $1,224.2 Noninterest-bearing Interest-bearing demand Savings Money Market Retail CDs Brokered Deposits Public Funds BankFinancial

average deposit trends 17 All dollars shown in millions Business Public Funds Personal Uninsured Deposits $8,644 $7,407$6,684$6,696$6,665 1Q264Q253Q252Q251Q25 $5,337 $4,841 $4,307$4,163$4,190 1Q264Q253Q252Q251Q25 Uninsured deposits (per call report instructions) 7,394$ Less: Public funds 1,937 Less: Intercompany deposits 386 Adjusted uninsured deposits 5,071 Borrowing capacity 6,402 Borrowing capacity in excess of adjusted uninsured deposits $ 1,331 Borrowing capacity as a % of adjusted uninsured deposits 126.2% Adjusted uninsured deposits to total deposits 28.3%

noninterest income 18 Noninterest Income 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 1Q26 Highlights • Adjustments include a $1.3 million loss on securities, $8.9 million gain on bargain purchase, and a $1.4 million loss on surrender of bank owned life insurance policy • Adjusted1 noninterest income 29% of net revenue • Foreign exchange income of $16.3 million; • Record wealth management income of $10.5 million; increased $1.2 million, or 12.9% from linked quarter • Record leasing business income of $21.6 million; increased $2.1 million, or 10.7% from the linked quarter All dollars shown in millions Service Charges $9.0 11% Wealth Mgmt $10.5 13% Bankcard $3.6 4% Client derivative fees $4.0 5% Foreign exchange $16.3 20% Leasing business $21.6 26% Mortgage banking $6.0 7% Gain on bargain purchase $8.9 11% Other $2.0 3% Total $81.9 million $75.6 million as adjusted 1 noninterest expense 19 Noninterest Expense 1Q26 Highlights 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company' Company’s financial condition. See Appendix for Non-GAAP reconciliations. All dollars shown in millions • Adjusted1 noninterest expense increased $12.9 million, or 9.1% from linked quarter • Efficiency ratio of 62.4%; 58.4% as adjusted1 • Increase driven by the Westfield and BankFinancial acquisitions • $14.6 million of adjustments1 include: • $14.3 million of acquisition related expenses • $0.7 million of tax credit investment write-down • $0.4 million of other costs not expected to recur Full-time Equivalent Employees 2 Includes 169 FTE from Westfield acquisition 3 Includes 156 FTE from BankFinancial acquisition Salaries and benefits $99.9 59% Occupancy and equipment $12.2 7% Data processing $12.7 8% Professional services $4.0 2% Intangible amortization $6.3 4% Leasing business expense $14.1 8% Other $20.3 12% $169.4 Total 63.9% 56.9% 57.4% 62.6% 62.4% 60.2% 56.4% 57.0% 56.5% 58.4% 1Q25 2Q25 3Q25 4Q25 1Q26 Efficiency Ratio Adjusted Efficiency Ratio1 Efficiency Ratio 2,319 2,164 1,986 2,033 2,021 1Q264Q253Q252Q251Q25 Full-time equivalent employees 2 3 allowance for credit losses 20 1Q26 Highlights All dollars shown in millions • $206.7 million combined ACL; $8.5 million combined provision expense • $183.7 million ACL – loans and leases; $2.8 million related to BankFinancial • ACL 1.36% of total loans • Utilized Moody’s March baseline forecast in quantitative model • $23.0 million ACL – unfunded commitments; $0.3 million related to BankFinancial ACL / Total Loans $155.5 $158.5 $161.9 $186.5 $183.7 $16.4 $17.1 $17.6 $20.2 $23.0$171.9 $175.7 $179.5 $206.7 $206.7 1.33% 1.34% 1.38% 1.39% 1.36% 1Q25 2Q25 3Q25 4Q25 1Q26 ACL-loans and leases ACL-unfunded commitments ACL / Total Loans asset quality 21 Classified Assets / Total Assets 1 Provision includes both loans & leases and unfunded commitments All dollars shown in millions Nonperforming Assets / Total Assets Net Charge Offs & Provision Expense1 $10.5 $6.0 $5.2 $8.8 $11.6 $8.7 $9.8 $9.1 $10.1 $8.5 0.35% 0.27% 0.18% 0.21% 0.36% 1Q25 2Q25 3Q25 4Q25 1Q26 NCOs Provision Expense NCOs / Average Loans $232.4 $235.5 $218.8$214.3$213.4 1.02%1.11%1.18%1.15%1.16% 1Q264Q253Q252Q251Q25 Classified Assets Classified Assets / Total Assets $100.8$102.0 $76.1$77.1 $59.8 0.44%0.48% 0.41%0.41%0.32% 1Q264Q253Q252Q251Q25 NPAs NPAs / Total Assets

capital 22 Tangible Common Equity Ratio 3/31 Risk Weighted Assets = $16,110,302 All capital numbers are considered preliminary. 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Adjusted TCE excludes impact from AOCI Tier 1 Capital RatioTier 1 Common Equity Ratio Total Capital Ratio 8.16% 8.40% 8.87% 7.79% 7.88% 9.62% 9.81% 10.15% 8.74% 8.89% 1Q25 2Q25 3Q25 4Q25 1Q26 TCE ratio Adjusted TCE ratio¹ 12.23% 11.32% 12.91%12.57%12.29% 7.00% 1Q264Q253Q252Q251Q25 Tier 1 Common Equity Ratio Basel III minimum 12.51% 11.60% 13.23%12.89%12.61% 8.50% 1Q264Q253Q252Q251Q25 Tier 1 Capital Ratio Basel III minimum 15.71%15.46%15.32%14.98%14.90% 10.50% 1Q264Q253Q252Q251Q25 Total Capital Ratio Basel III minimum capital strategy 23 Strategy & DeploymentTangible Book Value Per Share • 3.6% annualized dividend yield as of March 31st • 35% of 1Q26 earnings returned to shareholders through common dividend • Most recent internal stress testing indicates capital ratios above regulatory minimums in all modeled scenarios • Common dividend of $0.25 • No shares repurchased in 1Q26 • Board of Directors approved 5,000,000 share repurchase plan • Increase in TBV per share from linked quarter driven by strong earnings • 9.1% increase since 1Q25; • Approximates pre-Westfield/BFIN level 1 Excludes impact from AOCI $14.80 $15.40 $16.19 $15.74 $16.15 $17.45 $17.98 $18.52 $17.67 $18.23 1Q25 2Q25 3Q25 4Q25 1Q26 Tangible Book Value per Share TBV per share-adjusted1 outlook commentary1 • Loan balances expected to increase mid single digits on an annualized basis • Core deposit balances expected to be relatively flat 24 • Total noninterest expense expected to be $151 - 154 million • Incentive expense will fluctuate with fee income Noninterest Expense Net Interest Margin Balance Sheet Credit • Stable credit costs expected • Stable ACL coverage as a percentage of loans expected Noninterest Income • Total expected fee income of $75 - 77 million • Includes $14 - 16 million foreign exchange • Includes $20 - 22 million leasing business income 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. • Expected to be 3.99% - 4.04%; assumes no rate cuts Capital • Common dividend unchanged at $0.25 Noninterest Expense Net Interest argin Balance Sheet redit Noninterest Income

25 overview of Westfield – closed 11/1/25 Westfield Bank Lines of Business • Commercial Banking / Treasury Management • Agency Banking and Premium Finance • Registered Investment Advisor Banking • Consumer - Mortgage• Consumer - Retail • Private Banking $2.1B in assets Consolidated Financial Highlights as of November 1, 2025 $1.6B in loans Headquarters: Westfield Center, OH Branches: 7 Active at close 1 opened in Feb 2026 Employees: 169 • Westfield Bancorp, the holding company for Westfield Bank, FSB (“Westfield Bank”), was 100% owned by Ohio Farmers Insurance Company (“OFIC”) (d/b/a Westfield), a mutual insurance company founded in 1848. $1.8B in deposits overview of BankFinancial – at close 1/1/26

Overview of BankFinancial

Total Assets	$1.4Bn
Total Deposits	$1.2Bn
Headquarters	Burr Ridge, Illinois
Year Founded	1924
Branches	17 Full-Service Retail Branches
Ticker	BFIN (NASDAQ-Listed)
Multifamily Loans Sold in Mar 2026	$427 million

Financial summary

Balance Sheet & Capital (As of 4Q25 Unless Otherwise Stated, %)	
Cash & Securities / Assets	46
Loan / Deposit Ratio	58
Non-Time Deposit Composition	78
TCE / TA	11.2
CET1 Ratio[1]	21.1
NCOs / Avg. Loans (MRQ, annualized)	(0.01)
Profitability – (4Q25, %)	
Return on Avg. Assets	0.06
Net Interest Margin	3.23
Efficiency Ratio	96
Fee Income Ratio	11

Key franchise highlights

1. Attractive low cost, core deposit franchise
2. Significant scarcity value in Chicago MSA
3. Strong capitalization and excess liquidity profile
4. Limited borrowings and no brokered deposits
5. Robust credit quality and underwriting philosophy

Loan & Deposit composition

Loan composition



Consumer 0%
1-4 Family 2%
Commercial Finance 5%
Non-Res. RE 13%
Equipment Finance 14%
Multifamily 66%

Loans: $700.2 million
Yield on Loans: 5.22%

Deposit composition



Savings 13%
Money Market 25%
Noninterest Bearing 16%
Certificates of Deposit 22%
Interest Bearing Checking 24%

Deposits: $1.2 billion
Cost of Deposits: 1.45%

[1] Data for the quarter ended 9/30/25
Note: All consolidated financial data as of 4Q25 unless otherwise noted

first financial bancorp

26

EQUAL OPPORTUNITY LENDER EQUAL HOUSING LENDER FDIC

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 27 appendix: non-GAAP measures appendix: non-GAAP to GAAP reconciliation 28 All dollars shown in thousands Net interest income and net interest margin - fully tax equivalent Mar. 31, Dec. 31, Sep. 30, June 30, Mar. 31, 2026 2025 2025 2025 2025 Net interest income 189,610$ 173,995$ 160,486$ 158,269$ 149,296$ Tax equivalent adjustment 1,186 1,227 1,248 1,246 1,213 Net interest income - tax equivalent 190,796$ 175,222$ 161,734$ 159,515$ 150,509$ Average earning assets 19,393,679$ 17,448,460$ 15,968,153$ 15,814,576$ 15,752,132$ Net interest margin1 3.97% 3.96% 3.99% 4.01% 3.84 % Net interest margin (fully tax equivalent)1 3.99% 3.98% 4.02% 4.05% 3.88 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Three months ended, Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	June 30, 2025	Mar. 31, 2025
Net income (a)	$ 74,445	$ 62,393	$ 71,923	$ 69,996	$ 51,293
Average total shareholders' equity	2,947,585	2,695,581	2,575,203	2,515,747	2,457,785
Less:					
Goodwill	(1,099,543)	(1,069,781)	(1,007,656)	(1,007,656)	(1,007,656)
Other intangibles	(149,631)	(104,184)	(74,448)	(76,076)	(78,220)
Average tangible equity (b)	1,698,411	1,521,616	1,493,099	1,432,015	1,371,909
Total shareholders' equity	2,940,625	2,769,216	2,631,855	2,558,155	2,501,235
Less:					
Goodwill	(1,099,543)	(1,099,524)	(1,007,656)	(1,007,656)	(1,007,656)
Other intangibles	(145,927)	(118,832)	(73,797)	(75,458)	(77,002)
Ending tangible common equity (c)	1,695,155	1,550,860	1,550,402	1,475,041	1,416,577
Less:					
AOCI	(217,430)	(189,942)	(223,000)	(246,384)	(253,888)
Adjusted ending tangible common equity (d)	1,912,585	1,740,802	1,773,402	1,721,425	1,670,465
Total assets	22,762,006	21,129,379	18,554,506	18,634,255	18,455,067
Less:					
Goodwill	(1,099,543)	(1,099,524)	(1,007,656)	(1,007,656)	(1,007,656)
Other intangibles	(145,927)	(118,832)	(73,797)	(75,458)	(77,002)
Ending tangible assets (e)	21,516,536	19,911,023	17,473,053	17,551,141	17,370,409
Risk-weighted assets (f)	16,110,302	15,890,363	14,166,935	14,129,683	14,027,274
Total average assets	22,459,523	20,256,539	18,566,188	18,419,437	18,368,604
Less:					
Goodwill	(1,099,543)	(1,069,781)	(1,007,656)	(1,007,656)	(1,007,656)
Other intangibles	(149,631)	(104,184)	(74,448)	(76,076)	(78,220)
Average tangible assets (g)	$ 21,210,349	$ 19,082,574	$ 17,484,084	$ 17,335,705	$ 17,282,728
Ending shares outstanding (h)	104,932,829	98,521,726	95,757,250	95,760,617	95,730,353
Ratios					
Return on average tangible shareholders' equity (a)/(b)	17.78%	16.27%	19.11%	19.61%	15.16%
Ending tangible common equity as a percent of:					
Ending tangible assets (c)/(e)	7.88%	7.79%	8.87%	8.40%	8.16%
Risk-weighted assets (c)/(f)	10.52%	9.76%	10.94%	10.44%	10.10%
Adjusted ending tangible common equity to ending tangible assets (d)/(e)	8.89%	8.74%	10.15%	9.81%	9.62%
Average tangible equity as a percent of average tangible assets (b)/(g)	8.01%	7.97%	8.54%	8.26%	7.94%
Tangible book value per share (c)/(h)	$ 16.15	$ 15.74	$ 16.19	$ 15.40	$ 14.80

All dollars shown in thousands

FIRST
first financial bancorp
29
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

appendix: non-GAAP to GAAP reconciliation

Additional non-GAAP measures

(Dollars in thousands, except per share data)	1Q26 As Reported	1Q26 Adjusted	4Q25 As Reported	4Q25 Adjusted	3Q25 As Reported	3Q25 Adjusted	2Q25 As Reported	2Q25 Adjusted
Net interest income (f)	$ 189,610	$ 189,610	$ 173,995	$ 173,995	$ 160,486	$ 160,486	$ 158,269	$ 158,269
Provision for credit losses-loans and leases (j)	6,030	6,030	9,688	9,688	8,612	8,612	9,084	9,084
Provision for credit losses-unfunded commitments (j)	2,510	2,510	412	412	453	453	718	718
Noninterest income	81,906	81,906	64,767	64,767	73,525	73,525	68,063	68,063
less: gains (losses) on security transactions		(1,260)		(12,576)		(42)		242
less: gain on bargain purchase		8,892		-		-		-
less: other		(1,371)		-		-		-
Total noninterest income (g)	81,906	75,645	64,767	77,343	73,525	73,567	68,063	67,821
Noninterest expense	169,408	169,408	149,531	149,531	134,269	134,269	128,671	128,671
less: tax credit investment writedown		669		800		112		111
less: merger-related expenses		14,257		5,658		-		-
less: Other		(357)		1,177		827		960
Total noninterest expense (e)	169,408	154,839	149,531	141,896	134,269	133,330	128,671	127,600
Income before income taxes (i)	93,568	101,876	79,131	99,342	90,677	91,658	87,859	88,688
Income tax expense	19,123	19,123	16,738	16,738	18,754	18,754	17,863	17,863
plus: tax effect of adjustments		528		632		89		88
plus: after-tax impact of tax credit investments @ 21%		1,745		4,244		206		174
Total income tax expense (h)	19,123	21,396	16,738	21,614	18,754	19,049	17,863	18,125
Net income (a)	$ 74,445	$ 80,480	$ 62,393	$ 77,728	$ 71,923	$ 72,609	$ 69,996	$ 70,563
Average diluted shares (b)	104,615	104,615	97,594	97,594	95,754	95,754	95,742	95,742
Average assets (c)	22,459,523	22,459,523	20,256,539	20,256,539	18,566,188	18,566,188	18,419,437	18,419,437
Average shareholders' equity (k)	2,947,585	2,947,585	2,695,581	2,695,581	2,575,203	2,575,203	2,515,747	2,515,747
Less:								
Goodwill and other intangibles	(1,249,174)	(1,249,174)	(1,173,965)	(1,173,965)	(1,082,104)	(1,082,104)	(1,083,732)	(1,083,732)
Average tangible equity (d)	1,698,411	1,698,411	1,521,616	1,521,616	1,493,099	1,493,099	1,432,015	1,432,015
Ratios								
Net earnings per share - diluted (a)/(b)	$ 0.71	$ 0.77	$ 0.64	$ 0.80	$ 0.75	$ 0.76	$ 0.73	$ 0.74
Return on average assets - (a)/(c)	1.34%	1.45%	1.22%	1.52%	1.54%	1.55%	1.52%	1.54%
Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c)	1.84%	1.99%	1.75%	2.14%	2.13%	2.15%	2.13%	2.14%
Return on average shareholders' equity (a)/(k)	10.24%	11.07%	9.18%	11.44%	11.08%	11.19%	11.16%	11.25%
Return on average tangible shareholders' equity - (a)/(d)	17.78%	19.22%	16.27%	20.27%	19.11%	19.29%	19.61%	19.76%
Efficiency ratio - (e)/((f)+(g))	62.4%	58.4%	62.6%	56.5%	57.4%	57.0%	56.9%	56.4%
Effective tax rate - (h)/(i)	20.4%	21.0%	21.2%	21.8%	20.7%	20.8%	20.3%	20.4%

All dollars shown in thousands

FIRST
first financial bancorp
30
EQUAL OPPORTUNITY LENDER
EQUAL HOUSING LENDER
FDIC

31 First Financial Bancorp First Financial Center 255 East Fifth Street Cincinnati, OH 45202